Exhibit 99.1

RegeneRx Biopharmaceuticals Inc 15245 Shady Grove Road, Suite 470 Rockville, Maryland 20850	PHONE 301.208.9191 FAX 301.208.9194 WEB www.regenerx.com
News Release

RegeneRx Biopharmaceuticals Receives $1.45 Million and
Secures Additional $11 Million in Committed Funding
Investment Made at Premium to Market; Affiliates of Sigma-Tau Group Invest $950,000
Rockville, Md., January 7, 2011 — RegeneRx Biopharmaceuticals, Inc. (OTC Bulletin Board: RGRX), a biopharmaceutical company focused on the development and commercialization of novel therapeutic products for tissue and organ protection, repair and regeneration, announced today that affiliates of the Company’s largest stockholder, Sigma-Tau Group, have purchased $950,000 of the Company’s common stock, and a new institutional investor, Lincoln Park Capital Fund, LLC (“LPC” or “Lincoln Park”), has purchased $500,000 of the Company’s common stock. All shares were purchased at $0.27 per share, a 35% premium over the previous day’s closing price. In connection with these purchases, the Company issued to the purchasers common stock warrants to purchase 40% of the number of shares purchased, or an aggregate of 2,148,148 shares, at an exercise price of $0.38 per share over a five-year period. The transactions closed on January 7, 2011.
In addition to the $1.45 million investment, RegeneRx entered into a separate purchase agreement with Lincoln Park that, subject to certain conditions and at RegeneRx’s sole discretion, commits LPC to purchase up to $11 million of RegeneRx’s common stock over a 30-month period. RegeneRx is required to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares that may be issued to Lincoln Park. Once the registration statement is effective, LPC is obligated to make purchases as RegeneRx directs in accordance with the purchase agreement, which may be terminated by RegeneRx at any time, without cost or penalty. Sales of shares will be made in specified amounts and at prices that are based upon the market prices of the Company’s common stock preceding the sales to LPC, without any fixed discount. Except for a limitation on variable priced financings, there are no financial or business covenants, restrictions on future funding, rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement.
“We are pleased that our largest stockholders, affiliates of Sigma-Tau Group, have added to their investment and we welcome a new institutional investor, Lincoln Park Capital, who provides us additional flexibility as we continue advancing development of our product candidates for our three highest priority clinical applications,” said RegeneRx CEO J.J. Finkelstein. “We anticipate that 2011 will be a significant year for us and look forward to reaching key clinical milestones in our cardiac, ophthalmic, and dermal clinical trials.”

The securities issued in the private placement with the affiliates of Sigma-Tau Group have not been registered under the Securities Act of 1933. The securities were offered and sold to LPC through a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein. No placement agent or underwriting fees are payable in connection with these transactions. RegeneRx intends to use the proceeds of these transactions to continue its clinical development strategy and prepare for future trials, as well as for working capital and other general corporate purposes.
A more detailed description of the agreements will be set forth in a Current Report on Form 8-K to be filed with the SEC, which the Company encourages be reviewed carefully. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.
About RegeneRx Biopharmaceuticals, Inc. (www.regenerx.com)
RegeneRx is focused on the development of a novel therapeutic peptide, Thymosin beta 4, or Tâ4, for tissue and organ protection, repair and regeneration. RegeneRx currently has three drug candidates in clinical development and has an extensive worldwide patent portfolio covering its products.
RGN-352 is an injectable formulation to treat cardiovascular and central nervous system diseases, as well as other medical indications. RegeneRx is initially targeting RGN-352 for the treatment of patients who have suffered an acute myocardial infarction, or heart attack. Recent pre-clinical efficacy data suggests that RGN-352 may also benefit patients with multiple sclerosis, stroke and traumatic brain injury. RegeneRx has successfully completed a Phase 1 clinical trial with RGN-352 in which the drug candidate was found to be safe and well-tolerated. The company has initiated a Phase 2 clinical trial and expects to enroll the first patient by early 2011 at approximately 25 clinical sites in the U.S., Israel, and Russia. RegeneRx is also supporting a Phase 1/2 physician-sponsored clinical trial in patients with multiple sclerosis that is expected to begin in 2011. RegeneRx recently received a $3 million, three-year development grant from the NIH to support the company’s acute myocardial infarction program.
RGN-259 is a sterile, preservative-free topical eye drop for ophthalmic indications. Based on recent human clinical data, RegeneRx is currently supporting a physician-sponsored Phase 2 dry eye study with RGN-259. Previously, seven patients with non-healing corneal ulcers were treated with RGN-259 under compassionate use INDs. Five had complete healing and two had substantial healing of their wounds. Three additional patients with corneal defects, called punctate keratitis, had no evidence of healing although they did report reduction in eye inflammation and increased comfort.
RGN-137, a topical gel formulation, is currently being evaluated by RegeneRx in a Phase 2 clinical trial for the treatment of the orphan skin disease epidermolysis bullosa. Other potential uses for RGN-137 include the treatment of chronic dermal wounds and reduction of scar tissue. RegeneRx previously received $675,000 in grants from the U.S. FDA to support this clinical trial.

In addition to the pharmaceutical product candidates described above, RegeneRx is pursuing the commercial development of peptide fragments of Tâ4 for potential cosmeceutical use. RegeneRx holds numerous patents and patent applications worldwide related to its products and holds an exclusive worldwide license from the National Institutes of Health, as well as other licenses related to Tâ4. The Company recently received $733,438 in funding under the Patient Protection and Affordable Care Act to support each of its product candidates.
About Lincoln Park Capital (“LPC”)
LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.LincolnParkCapital.com.
Forward-Looking Statements
Any statements in this press release that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. You are urged to consider statements that include the words “believe,” “plan,” “expect,” “intend,” “could,” “will,” ”may,” “potential” or the negative of those words or other similar expressions to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include risks related to our ability to satisfy the conditions to future purchases pursuant to the purchase agreement with Lincoln Park, including restrictions on selling shares to Lincoln Park, as well as the risks and uncertainties inherent in our business, including, without limitation the risk that our product candidates do not demonstrate safety and/or efficacy in current clinical trials or future non-clinical or clinical trials; risks related to our ability to obtain financing to support our operations on commercially reasonable terms; the progress, timing or success of our clinical trials; difficulties or delays in development, testing, obtaining regulatory approval for producing and marketing our product candidates; regulatory developments; the size and growth potential of the markets for our product candidates and our ability to serve those markets; the scope and validity of patent protection for our product candidates; competition from other pharmaceutical or biotechnology companies; and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010, and the quarterly report on Form 10-Q for the quarter ended September 30, 2010, as well as other filings it makes with the SEC. Any forward-looking statements in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company anticipates that subsequent events and developments may cause its views to change, and the Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.
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For RegeneRx:
Lippert/Heilshorn & Associates, Inc.
Kim Golodetz
212.838.3777
kgolodetz@lhai.com
          or
Bruce Voss
310.691.7100
bvoss@lhai.com

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